EXHIBIT 99.1

Veritone Beats Top- and Bottom-Line Guidance with Record Q3 2020 Financial Results

●	Record Revenue of $15.7 Million, Up 18% Sequentially and 23% Year over Year
●	Grew aiWARE SaaS Solutions Revenue to $3.4 Million, Up 43% Year over Year
●	Recognized Revenue of $0.4 Million and Bookings of Over $1.0 Million from New Veritone Energy Solutions
●	Increased Gross Profit to $11.2 Million, Up 30% Year over Year
●	Improved GAAP Net Loss to $11.0 Million, a 22% Increase Year over Year
●	Posted Non-GAAP Net Loss of $4.3 Million, an Improvement of 56% Year over Year
●	Recorded First Time Non-GAAP Net Income from Core Operations of $0.4 Million, an Improvement of 111% Year over Year

COSTA MESA, CA – November 9, 2020 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the three months ended September 30, 2020.

Veritone reported record revenue of $15.7 million for the third quarter of 2020, reflecting record contributions from Advertising and aiWARE SaaS Solutions. GAAP net loss was $11.0 million and non-GAAP net loss was $4.3 million, improving $3.2 million and $5.4 million, respectively, compared with the third quarter of 2019.

“Across the board, the team performed with skill and agility, helping our customers improve their businesses and build resilience in these challenging times through the adoption of our cutting-edge artificial intelligence solutions, anchored by our powerful aiWARE platform,” said Chad Steelberg, Chairman and CEO of Veritone. “Third quarter revenue increased by 23% year over year and 18% sequentially.  Our momentum was boosted by our timely and well received move into aiWARE solutions for energy, which complement our growing presence in the media and entertainment and government, legal and compliance markets.”

Ryan Steelberg, President of Veritone added, “Our team performed extremely well in the third quarter, with revenue from each vertical exceeding the expectations we had coming into the quarter.  The 43% year-over-year growth in our aiWARE SaaS business reflects both our increasing traction in the government, legal and compliance markets and initial revenue from the energy market.  Both of these markets hold enormous potential for Veritone, and we are driving hard to meet the increasing demand for our solutions.”

Recent Business Highlights

●	Launched Veritone Energy, a suite of AI solutions aimed at increasing grid reliability to support utilities’ integration of renewable energy sources, and maximizing their profitability.
●	Added GovQA to the growing list of technology and channel partners targeting U.S. Government customers and state and local law enforcement agencies with aiWARE.
●	Completed and announced the integration of aiWARE with George Jon’s Kits, accelerating the rapid discovery of actionable evidence critical to eDiscovery processes.
●	Renewed and expanded relationship with CBS News with a new multi-year license agreement.

Fourth Quarter 2020 Business Outlook

●	Revenue is expected to be in the range of $16.0 million to $16.4 million, representing a 30% increase year over year at the midpoint.

●	Non-GAAP net loss is expected to be in the range of $4.5 million to $4.0 million, representing a 47% improvement year over year at the midpoint.

Financial Results for Third Quarter Ended September 30, 2020

Revenue was a record $15.7 million, compared with $12.8 million in the third quarter of 2019.  The growth reflects a 43% increase in aiWARE SaaS Solutions, including revenue from the Company’s new energy solutions, and a 39% increase in Advertising, reflecting contributions from both VeriAds and Veritone One, offset in part by a 13% decrease in aiWARE Content Licensing and Media Services due primarily to lower licensing activity resulting from the cancellation of sporting events because of the pandemic.

Loss from operations was $11.0 million, a substantial improvement compared with $16.2 million in the third quarter of 2019. The $5.2 million improvement was driven primarily by a $2.6 million increase in gross profit due to the higher revenue level and cost savings on efficiencies realized from enhancements to the Company’s aiWARE operating system, coupled with a $2.7 million decrease in operating expenses, particularly in the areas of personnel and professional services, due largely to the cost reduction initiatives implemented in the fourth quarter of 2019.

GAAP net loss was $11.0 million, or $0.40 per share, an improvement of $3.2 million compared with $14.2 million, or $0.64 per share, in the third quarter of 2019.  Non-GAAP net loss was $4.3 million, or $0.15 per share, compared with $9.6 million, or $0.43 per share, in the third quarter of 2019.  The $5.4 million improvement in Non-GAAP net loss was driven by the Company’s Core Operations, which improved $4.4 million to Non-GAAP net income of $0.4 million, compared with a Non-GAAP net loss of $3.9 million in the third quarter of 2019, and by Corporate, which improved $1.0 million to a Non-GAAP net loss of $4.7 million.

As of September 30, 2020, the Company had cash and cash equivalents of $54.3 million, including $34.2 million of cash received from Advertising clients for future payments to vendors, and no long-term debt.

Conference Call

Veritone will hold a conference call on Monday, November 9, 2020 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its results for the third quarter of 2020, provide an update on the business, and conduct a question and answer session. To listen, please join the webcast or dial-in. To avoid a wait, if dialing in, please pre-register or call in 20 minutes in advance.

Preregister*: http://dpregister.com/10148666

Live audio webcast: investors.veritone.com

Domestic call number:1-844-750-4897

International call number:1-412-317-5293

Call ID:10148666

* Callers who pre-register will be emailed upon registering a conference pass code and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. If you have any difficulty connecting with the conference call, please contact LHA at 415-433-3777.

A replay of the audio webcast will be available on the Company’s website approximately one hour after the call ends. Additionally, a telephonic replay of the call will be available through November 23, 2020:

Replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Replay ID: 10148666

About the Presentation of Supplemental Non-GAAP Financial Information
In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures:  “Non-GAAP net loss,” and “Non-GAAP net loss per share.” Non-GAAP net loss is the Company’s net loss, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, and certain acquisition, integration and financing-related costs.  Non-GAAP net loss should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Non-GAAP net loss, as well as a breakdown of GAAP net loss, non-GAAP net income (loss) and these excluded items between the Company’s core operations and corporate, are detailed in the reconciliations included following the financial statements attached to this news release. Other companies (including the Company’s competitors) may define Non-GAAP net loss differently.

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.  Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the applicable GAAP measures.

The Company presents this supplemental non-GAAP financial information because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. These non-GAAP measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider this supplemental non-GAAP financial information in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

About Veritone

Veritone (NASDAQ: VERI) is a leading provider of artificial intelligence (AI) technology and solutions. The company’s proprietary operating system, aiWARE™, powers a diverse set of AI applications and intelligent process automation solutions that are transforming both commercial and government organizations. aiWARE orchestrates an expanding ecosystem of machine learning models to transform audio, video, and other data sources into actionable intelligence. The company’s AI developer tools enable its customers and partners to easily develop and deploy custom applications that leverage the power of AI to dramatically improve operational efficiency and unlock untapped opportunities. Veritone is headquartered in Costa Mesa, California, and has offices in Denver, London, New York, and San Diego. To learn more, visit Veritone.com.

Safe Harbor Statement
This news release contains forward-looking statements, including without limitation statements regarding the Company’s expected growth potential in the government, legal and compliance and energy markets; and the Company’s expected total revenue and Non-GAAP net loss in the fourth quarter of 2020. In addition, words such as

“may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the impact of the economic disruption caused by COVID-19 pandemic on the business of the Company and that of its existing and potential customers; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant cognitive engines and applications; the Company’s ability to successfully identify and integrate such additional third-party cognitive engines and applications onto its aiWARE operating system, and to continue to be able to access and utilize such engines and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Brian Alger, CFA

SVP, Corporate Development & Investor Relations
Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman

LHA Investor Relations

(415) 433-3777

veritone@lhai.com

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	September 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$54,315	$44,065
Accounts receivable, net	17,470	21,352
Expenditures billable to clients	20,108	10,286
Prepaid expenses and other current assets	5,116	5,409
Total current assets	97,009	81,112

Property, equipment and improvements, net	2,499	3,214
Intangible assets, net	12,086	16,126
Goodwill	6,904	6,904
Long-term restricted cash	855	855
Other assets	229	315
Total assets	$119,582	$108,526
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$21,268	$17,014
Accrued media payments	41,226	26,664
Client advances	13,767	9,080
Other accrued liabilities	7,643	6,978
Total current liabilities	83,904	59,736
Other non-current liabilities	1,251	1,379
Total liabilities	85,155	61,115

Stockholders' equity
Common Stock	28	26
Additional paid-in capital	302,321	279,828
Accumulated deficit	(267,979)	(232,489)
Accumulated other comprehensive income	57	46
Total stockholders' equity	34,427	47,411
Total liabilities and stockholders' equity	$119,582	$108,526

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$15,718	$12,805	$40,890	$37,200
Cost of revenue (exclusive of amortization shown separately below)	4,553	4,196	11,566	11,725
Gross profit	11,165	8,609	29,324	25,475
	71%	67%	72%	68%
Operating expenses:
Sales and marketing	5,255	6,081	15,116	17,921
Research and development	3,587	5,473	10,673	18,250
General and administrative	11,950	11,899	34,836	35,228
Amortization	1,346	1,352	4,040	3,515
Total operating expenses	22,138	24,805	64,665	74,914
Loss from operations	(10,973)	(16,196)	(35,341)	(49,439)
Other (expense) income, net	(4)	184	(108)	446
Loss before provision for income taxes	(10,977)	(16,012)	(35,449)	(48,993)
Provision for (benefit from) income taxes	36	(1,815)	41	(1,799)
Net loss	$(11,013)	$(14,197)	$(35,490)	$(47,194)
Net loss per share:
Basic and diluted	$(0.40)	$(0.64)	$(1.31)	$(2.26)
Weighted average shares outstanding:
Basic and diluted	27,593,315	22,345,122	27,162,880	20,882,293
Comprehensive loss:
Net loss	$(11,013)	$(14,197)	$(35,490)	$(47,194)
Unrealized gain on marketable securities, net of income taxes	-	-	-	48
Foreign currency translation gain (loss), net of income taxes	6	(31)	11	(8)
Total comprehensive loss	$(11,007)	$(14,228)	$(35,479)	$(47,154)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(35,490)	$(47,194)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,816	4,337
Deferred income taxes, net	-	(1,821)
Warrant expense	102	-
Change in fair value of warrant liability	200	(7)
Provision for doubtful accounts	291	54
Stock-based compensation expense	13,698	16,049
Other	—	(19)
Changes in assets and liabilities:
Accounts receivable	3,535	156
Expenditures billable to clients	(9,822)	(3,472)
Prepaid expenses and other current assets	(131)	(953)
Accounts payable	4,254	(5,282)
Accrued media payments	14,562	3,189
Client advances	4,687	15,057
Other accrued liabilities	708	1,447
Other liabilities	(128)	31
Net cash provided by (used in) operating activities	1,282	(18,428)
Cash flows from investing activities:
Proceeds from sales of marketable securities	—	13,614
Proceeds from the sale of equipment	56	—
Capital expenditures	(61)	(282)
Intangible assets acquired	—	(477)
Acquisition of businesses, net of cash acquired	—	(883)
Net cash (used in) provided by investing activities	(5)	11,972
Cash flows from financing activities:
Proceeds from common stock offerings, net	6,517	17,302
Proceeds from loan	6,491	—
Repayment of loan	(6,491)	—
Proceeds from the exercise of warrants	2,100	—
Proceeds from issuances of stock under employee stock plans, net	356	722
Net cash provided by financing activities	8,973	18,024
Net increase in cash, cash equivalents and restricted cash	10,250	11,568
Cash, cash equivalents and restricted cash, beginning of period	44,920	38,776
Cash, cash equivalents and restricted cash, end of period	$55,170	$50,344

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Advertising	$8,764	$6,291	$21,803	$17,847
aiWARE SaaS Solutions	3,351	2,350	9,461	7,781
aiWARE Content Licensing and Media Services	3,603	4,164	9,626	11,572
Revenue	$15,718	$12,805	$40,890	$37,200

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET INCOME (LOSS) (UNAUDITED)
(in thousands)
	Three Months Ended September 30,
	2020			2019
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(1,670)	$(9,343)	$(11,013)	$(6,024)	$(8,173)	$(14,197)
Provision for (benefit from) income taxes	—	36	36	—	(1,815)	(1,815)
Depreciation and amortization	1,480	130	1,610	1,346	276	1,622
Stock-based compensation expense	627	4,484	5,111	678	4,058	4,736
Change in fair value of warrant liability	—	—	—	—	(57)	(57)
Machine Box contingent payments	—	—	—	160	—	160
Machine Box earn-out fair value adjustment	—	—	—	(79)	—	(79)
Non-GAAP Net Income (Loss)	$437	$(4,693)	$(4,256)	$(3,919)	$(5,711)	$(9,630)

	Nine Months Ended September 30,
	2020			2019
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(7,819)	$(27,671)	$(35,490)	$(19,246)	$(27,948)	$(47,194)
Provision for (benefit from) income taxes	—	41	41	—	(1,799)	(1,799)
Depreciation and amortization	4,190	626	4,816	3,499	843	4,342
Stock-based compensation expense	1,716	11,982	13,698	2,132	12,662	14,794
Change in fair value of warrant liability	—	200	200	—	(7)	(7)
Warrant expense	—	102	102	—	—	—
Gain on sale of asset	—	(56)	(56)	—	—	—
Interest expense	—	9	9	—	—	—
Machine Box contingent payments	—	—	—	1,609	—	1,609
Machine Box earn-out fair value adjustment	—	—	—	(9)	—	(9)
Performance Bridge earn-out fair value adjustment	—	—	—	139	—	139
Non-GAAP Net Loss	$(1,913)	$(14,767)	$(16,680)	$(11,876)	$(16,249)	$(28,125)

(1)Core operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2)Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
Three Months Ending December 31, 2020
Net loss	($11.8) to ($11.3)
Provision for income taxes	—
Depreciation and amortization	$1.6
Stock-based compensation expense	$5.7
Non-GAAP net loss	($4.5) to ($4.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP gross profit	$11,165	$8,609	$29,324	$25,475

GAAP sales and marketing expenses	5,255	6,081	15,116	17,921
Stock-based compensation expense	(278)	(281)	(654)	(795)
Non-GAAP sales and marketing expenses	4,977	5,800	14,462	17,126

GAAP research and development expenses	3,587	5,473	10,673	18,250
Stock-based compensation expense	(172)	(307)	(593)	(1,063)
Machine Box contingent payments	—	(81)	—	(1,600)
Non-GAAP research and development expenses	3,415	5,085	10,080	15,587

GAAP general and administrative expenses	11,950	11,899	34,836	35,228
Depreciation	(264)	(270)	(776)	(827)
Stock-based compensation expense	(4,661)	(4,148)	(12,451)	(12,936)
Issuance of warrants	—	—	(102)	—
Performance Bridge earn-out fair value adjustment	—	—	—	(139)
Non-GAAP general and administrative expenses	7,025	7,481	21,507	21,326

GAAP amortization	(1,346)	(1,352)	(4,040)	(3,515)

GAAP loss from operations	(10,973)	(16,196)	(35,341)	(49,439)
Total non-GAAP adjustments (1)	6,721	6,439	18,616	20,875
Non-GAAP loss from operations	(4,252)	(9,757)	(16,725)	(28,564)

GAAP other (expense) income, net	(4)	184	(108)	446
Change in fair value of warrant liability	—	(57)	200	(7)
Interest expense	—	—	9	—
Gain on sale of asset	—	—	(56)	—
Non-GAAP other (expense) income, net	(4)	127	45	439

GAAP loss before income taxes	(10,977)	(16,012)	(35,449)	(48,993)
Total non-GAAP adjustments (1)	6,721	6,382	18,769	20,868
Non-GAAP loss before income taxes	(4,256)	(9,630)	(16,680)	(28,125)

GAAP income tax provision (benefit)	36	(1,815)	41	(1,799)

GAAP net loss	(11,013)	(14,197)	(35,490)	(47,194)
Total non-GAAP adjustments (1)	6,757	4,567	18,810	19,069
Non-GAAP net loss	$(4,256)	$(9,630)	$(16,680)	$(28,125)

Shares used in computing non-GAAP basic and diluted net loss per share	27,593	22,345	27,163	20,882
Non-GAAP basic and diluted net loss per share	$(0.15)	$(0.43)	$(0.61)	$(1.35)

(1) Adjustments are comprised of the adjustments to GAAP gross profit, sales and marketing expenses, research and development expenses and general and administrative expenses and other income (expense), net (where applicable) listed above.

VERITONE, INC.
KEY PERFORMANCE INDICATORS (KPI's) (UNAUDITED)
	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2019	2019	2019	2019	2020	2020	2020
Advertising
Average gross billings per active client (in 000's)(1)	$469	$488	$490	$511	$533	$614	$625
Revenue during quarter (in 000's)	$5,714	$5,842	$6,197	$6,517	$5,881	$6,140	$7,372

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2019	2019	2019	2019	2020	2020	2020
aiWARE SaaS Solutions
Total accounts on platform at quarter end	911	941	980	1,069	1,587	1,753	1,791
New bookings received during quarter (in 000's)(2)	$1,316	$1,351	$1,384	$2,522	$1,397	$2,319	$2,083
Total contract value of new bookings received during quarter (in 000’s)(3)	$2,092	$1,351	$1,724	$12,872	$2,312	$2,502	$2,469
Revenue during quarter (in 000's)	$2,754	$2,677	$2,350	$2,872	$3,108	$3,002	$3,351

(1)	For each quarter, reflects the average gross quarterly billings per client over the twelve month period through the end of such quarter for clients that are active during such quarter.
(2)

Represents the contractually committed fees payable during the first 12 months of the contract term, or the non-cancellable portion of the contract term (if shorter), for new contracts received in the quarter, excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).

(3)

Represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).